EXHIBIT 4.31

EXECUTION VERSION
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT LEGEND BIOTECH USA INC. TREATS AS PRIVATE AND CONFIDENTIAL.

COMPONENT AND PRODUCT SUPPLY AGREEMENT
This Component and Product Supply Agreement (the “Agreement”) is made as of October 3, 2025 (“Agreement Date”) by and between Legend Biotech USA Inc., a Delaware corporation (“Legend”), and Janssen Pharmaceuticals, Inc., a Pennsylvania corporation (“JPI”). Legend and JPI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, Legend Biotech USA Inc., a Delaware corporation, Legend Biotech Ireland Limited, an Irish entity, Janssen Biotech, Inc., a Pennsylvania corporation (“Janssen Biotech”), and Janssen Pharmaceutica NV entered into that certain Collaboration and License Agreement made and effective as of December 21, 2017, as amended (the “Collaboration Agreement”);
WHEREAS, Janssen Biotech holds certain regulatory approvals in connection with the Manufacture and Exploitation (each as defined in the Collaboration Agreement) of the Product;
WHEREAS, from and after the Effective Date, Legend has agreed to manufacture and supply Product to JPI, and JPI has agreed to purchase Product, for clinical and commercial use in the U.S. and Janssen Territory (as defined in the Collaboration Agreement) on and subject to the terms and conditions set out in this Agreement and pursuant to the terms of the Collaboration Agreement;
WHEREAS, the Parties have determined to use the Raritan Facility (as defined in the Collaboration Agreement) as the initial US Facility (as defined in the Collaboration Agreement) for the Production of Product;
WHEREAS, Legend and JPI have entered into that certain Lease Agreement dated December 8, 2020, as amended on May 9, 2022, and December 7, 2022 (as may be amended from time to time after the date hereof, “Facilities Use Agreement”) pursuant to which, among other things, Legend is permitted to use the Facility for the Production of Product pursuant to this Agreement;

WHEREAS, the Parties have entered into the Interim Supply Agreement dated February 28, 2022, as amended (the “Interim PSA”) and intend for this Agreement to supersede the Interim PSA commencing on the Effective Date;
WHEREAS, (a) from and after the Effective Date, JPI has agreed to manufacture and supply Lentivirus to Legend and to collect Unprocessed Cells from patients who will be administered Product and deliver such cells to Legend, and Legend has agreed to purchase such Lentivirus and Unprocessed Cells from JPI for clinical and commercial use in the U.S. and Janssen Territory and (b) the Parties intend that the Production of the Product under this Agreement shall exclusively use Unprocessed Cells and Lentivirus supplied by JPI under this Agreement, in each case, on and subject to the terms and conditions set out in this Agreement and pursuant to the terms of the Collaboration Agreement; and
WHEREAS, the Parties intend for JPI to supply to Legend certain other JPI Supplied Components for Production of Product on and subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows.
Article 1, DEFINITIONS
Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Collaboration Agreement. As used in this Agreement, the following words and phrases shall have the following meanings.
“Affiliate” means, with respect to a Person, any Person directly or indirectly controlling, controlled by, or under common control with, such first Person at the time the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means (i) in the case of a Person that is a corporate entity, direct or indirect ownership of 50% or more of the stock or shares having the right to vote for the election of directors of such Person and (ii) in the case of a Person that is an entity, but is not a corporate entity, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
“Applicable Law” means any federal, state, local, foreign or multinational law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any order by any government authority, or any license, franchise, permit, or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.

“Batch” means (a) with respect to Lentivirus or Components, a specific quantity of Lentivirus or Components that (i) is intended to have uniform character and quality within specified limits, and (ii) is Produced according to a single manufacturing order during the same cycle of Production; (b) with respect to Unprocessed Cells, a specific quantity of Unprocessed Cells collected from an individual patient; or (c) with respect to a Product, a specific quantity of Product that is Produced for an individual patient from Unprocessed Cells collected from such patient.
“Bill of Materials” or “BOM” means [***].
“Business Day” means a day on which banking institutions in [***] are generally open for business.
“Clinical Supply Cost” has the meaning set forth in Section 6.1.3(e)(i) of the Collaboration Agreement, with respect to the Product only (and not including placebo, Comparator, combination drug or diluent).
“Collaboration Agreement” has the meaning set forth in the recitals of this Agreement.
“Commercial Supply Cost” has the meaning set forth in Section 6.2.3(c)(ii)(1) of the Collaboration Agreement.
“Component Specifications” means the specifications and testing to be performed for the Components, [***].
“Components” means all materials, other than Lentivirus and Unprocessed Cells, used in the Production of Product under this Agreement. Components identified in the Bill of Materials as Components supplied by JPI or its Affiliates (together with other materials supplied by JPI as of the Agreement Date) are “JPI Supplied Components” and such other Components supplied by Legend are “Legend Supplied Components”.
“Components with a Certificate of Analysis” means the Components listed on the Bill of Materials.
“Confidential Information” means all non-public or proprietary information disclosed orally, visually, in writing or other form by or on behalf of a Party (or an Affiliate or representative of such Party) to the other Party (or to an Affiliate or representative of such Party) pursuant to or in connection with this Agreement, whether prior to, on or after the Agreement Date.
“Cost of Goods Sold” or “COGS” has the meaning set forth in Section 7.2.2(f) of the Collaboration Agreement [***].

“CQAs” means the critical quality attributes for the Product that are set forth in the applicable SOPs and the Master Batch Records. [***].
“Current Good Manufacturing Practices” or “cGMP” means the part of quality assurance which ensures that products are consistently produced and controlled in accordance with the quality standards appropriate to their intended use as defined in Section 501(a)(2)(B) of the Federal Food, Drug and Cosmetic Act, Section 351 of the Public Health Service Act, 21 C.F.R. Parts 210, 211 and 610, European Directive 2003/94/EC, European Directive 2001/83/EC, specifically as amended by Regulation 1394/2007, Eudralex Volume 4, Part 4, Annex 16, Pharmaceutical Inspection Co-operation Scheme (PIC/S) GMP Guide Annex 2A and Annex 2B, and applicable United States, European Union, United Kingdom, Canadian and ICH Guidance and/or other regulatory requirements for a product.
“Effective Date” means the effective date of this Agreement, as determined in accordance with Exhibit 1.
“Enterprise IT System” means an IT System which is used by a Party as an IT System to support both the Product and other programs or products of the IT System Responsible Party.
“Excluded Activities” means any [***].
“Facility” or “Raritan Facility” shall mean the Raritan Facility (as defined in the Collaboration Agreement). For the avoidance of doubt, the “Facility” and “Raritan Facility” shall include the Demised Premises (as defined in the Facilities Use Agreement), and such other areas to the extent the Facilities Use Agreement provides Legend the right to use or otherwise access such areas.
“FDA” means the United States Food and Drug Administration or any successor entity thereto.
[***]
“Intracompany Quality Agreements” means, as amended from time to time, the quality agreement(s) in place by and between JPI and its Affiliate(s), or between Affiliates of JPI, [***].
“IT Systems” means any New IT Systems together with each Existing IT System (unless and until replaced by a New IT System).

“JPI Buy-Sell Inputs” means (a) Lentivirus, (b) JPI Supplied Components, [***] and (c) any additional Components that the Parties may designate, by mutual agreement, as JPI Buy-Sell Inputs from time to time during the Term.
“JPI Buy-Sell Inputs Supply Price” means [***].
“JPI Lentivirus Facility” means [***].
“JPI Manufacturing Personnel” shall mean JPI or its Affiliates’ personnel performing Production activities [***].
“JPI Supplied Inputs” has the meaning set forth in Section 3.3.
[***]
“Legend Manufacturing Personnel” shall mean Legend personnel performing Production activities [***].
“Legend Release Date” shall mean the date on which Legend releases the Product to JPI.
“Legend Supplied Component Testing Party” means [***].
“Lentivirus” means lentivirus for use in Production of Product.
“Lentivirus and Unprocessed Cells Quality Agreement” means that certain Quality Agreement with respect to Lentivirus and Unprocessed Cells between JPI or its Affiliate and Legend of even date herewith, including any amendments, attachments, appendices and exhibits thereto, a copy of which is attached hereto as Exhibit B-1.
“Lentivirus Information” means [***].
“Lentivirus Specifications” means the specifications and testing to be performed for the Lentivirus that are set forth in Exhibit J, [***].
“Lentivirus Supply Price” has the meaning set forth in Section 6.2.3(e) of the Collaboration Agreement.
[***]
“Manufacturing Data” means data related to the Production of Product, [***].

“Marketing Approval” has the meaning set forth in Section 1.83 of the Collaboration Agreement.
“Master Batch Record” means (a) with respect to a Product, a formal set of instructions for the Production of Product to be Produced hereunder; or (b) with respect to Lentivirus or a Component, a formal set of instructions for the Production of such Lentivirus or Component, as applicable.
“[***] Components” means [***].
“New IT System(s)” means any information technology system which is currently in the process of being created as of the Agreement Date, or to be created, or if already existing, modified (other than [***]), after the Agreement Date to support Production at the Facility. For the avoidance of doubt, New IT Systems include any substitution or modification to an Existing IT System, [***].
“New Quality IT System(s)” means any New IT System that (a) replaces, is a modified version of, or performs substantially the same functionality as, an Existing Quality IT System or (b) contains (i) policies or procedures regarding the quality (including testing and release) of the Product or (ii) data or information to support the quality release of a Product or any non-conformity or investigation regarding the Product, in each case, to the extent such IT System is subject to inspection by a Regulatory Authority and is required to be maintained to comply with cGMPs.
“Non-Quality IT System” means an IT System other than a Quality IT System.
“Omnibus Letter Agreement” means certain Omnibus Letter Agreement dated March 26, 2024, entered into by and among Legend, Legend Biotech Ireland Limited, Janssen Biotech, Inc. and Janssen Pharmaceutica NV, including any amendments, attachments, appendices and exhibits thereto.
“Patching of Computer Systems” means the routine process of applying minor non-functional updates to IT Systems which are recommended or required by the applicable IT System vendor to enhance security and improve performance. [***].
“Permitted Redaction” has the meaning set forth in Section 7.1.
“Produce”, “Produced” or “Production” means (a) with respect to a Product, the processing and testing of Unprocessed Cells to Manufacture (as defined in the Collaboration Agreement) the Product as described in Exhibit A [***], as well as all necessary or ancillary activities occurring at the same site; or (b) the manufacturing, acquiring, sourcing or collection (in the case of Unprocessed Cells) of JPI Supplied Inputs by JPI, as applicable.
“Product” has the meaning set forth in Exhibit A for the purposes of this Agreement. [***].
“Product Quality Agreement” means that certain Quality Agreement with respect to the Product and any associated services between JPI or its Affiliate and Legend of even date herewith, including any amendments, attachments, appendices and exhibits thereto, a copy of which is attached hereto as Exhibit B-2.
“Product Specifications” means, [***].
“Purchase Order” means (a) written orders from JPI, or one of its Affiliates, to Legend for the purchase of Product; or (b) written orders from Legend, or one of its Affiliates, to JPI for the purchase or transfer of JPI Supplied Inputs, as applicable. A Purchase Order may specify any number of Batches.
“Quality Agreement” means, as applicable, the Product Quality Agreement, Intracompany Quality Agreements, Lentivirus and Unprocessed Cells Quality Agreement, and any quality agreement entered into between the Parties directly pursuant to Section 3.8.6 or Section 11.6.
“Quality IT System” means an Existing Quality IT System or a New Quality IT System, as applicable.
“Raritan Services Agreement” means that certain Raritan Services Agreement with respect to services to be provided at the Facility by JPI or its Affiliate to Legend of even date herewith, including any amendments, attachments, appendices and exhibits thereto, a copy of which is attached hereto as Exhibit B-3.
“Regulatory Authority” means any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the marketing and sale of a pharmaceutical product in a country, including (as applicable) the FDA in the United States and EMA in the EU.
“Released Executed Batch Record” shall mean the completed batch record and, associated exception reports for each Batch of Product.
“Shared Costs” means [***].
“SOPs” means (a) [***], (b) [***] and (c) [***].

“Supply Failure” has the meaning set forth in Exhibit 7.3.
“Transferred Materials” means (a) [***] and (b) [***].
“Transition Requirements” means the requirements that are necessary for transition of the Raritan Facility from Janssen to Legend as set forth on Exhibit 1.
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“Unprocessed Cells” means [***].
“Unprocessed Cells Specifications” means the specifications and testing to be performed for the Unprocessed Cells that are set forth in Exhibit K, [***].
Article 2, FACILITY
2.1The Collaboration Agreement, Manufacturing Plan, Raritan Services Agreement, Quality Agreement and Exhibit E of this Agreement, shall govern the annual personnel allocation and functional roles and responsibilities within the Facility. For clarity, the Manufacturing Plan shall include a high-level description of the functional roles and responsibilities at the Facility, and the management at the Facility shall be responsible for allocating the personnel and designating the roles and responsibilities within the Facility, in each case consistent with the applicable Quality Agreement, Collaboration Agreement and Manufacturing Plan. [***].
2.2Without limiting and subject to the terms of this Agreement, the Quality Agreement, the Raritan Services Agreement and the Facilities Use Agreement, it is the intention of the Parties that responsibility for the maintenance and services activities to support Production at the Facility set forth on Exhibit 2.2 shall be transitioned to Legend [***].
2.3The Parties shall use Diligent Efforts to complete the Transition Requirements as soon as possible after the Agreement Date. For the avoidance of doubt, the Facility Transition Date (as such term is used in the Collaboration Agreement) for the Facility will be the Effective Date. In addition, the Parties shall use Diligent Efforts to complete any post-transition requirements [***].
Article 3, PURCHASE AND SUPPLY OF CLINICAL AND COMMERCIAL PRODUCT
3.1Agreement to Purchase and Supply. From and after the Effective Date until the end of the Term and subject to the terms and conditions of this Agreement, JPI shall purchase from Legend, and Legend shall Produce and supply to JPI, Products in accordance with this Agreement for use in the U.S. or Janssen Territory (as defined in the Collaboration Agreement) only. From and after the Effective Date until the end of the Term and subject to the terms and conditions of this Agreement, Legend shall purchase or receive from JPI, and JPI shall Produce and supply or transfer to Legend, JPI Supplied Inputs for use in the Production of Product. Legend shall not use JPI Supplied Inputs for any purpose other than as set forth in this Agreement. For purposes of clarity, Legend and JPI agree and acknowledge that each Party may fulfill certain of its obligations under this Agreement, including Production, delivery and sale of Product, Lentivirus or Unprocessed Cells, payment, forecasting and certain quality matters, through one or more of its Affiliates; provided, however, that such Party shall be and remain responsible for the performance of such Party’s obligations by its Affiliates under this Agreement.
3.2Rework or Reprocessing. Without limiting any other provision of this Agreement, rework or reprocessing of Product, Unprocessed Cells or Lentivirus shall be handled in accordance with the Product Quality Agreement or Lentivirus and Unprocessed Cells Quality Agreement, respectively.
3.3Lentivirus, Unprocessed Cells, and JPI Supplied Components Delivery. JPI shall use Diligent Efforts to deliver, or cause to be delivered, GMP grade Lentivirus, Unprocessed Cells and JPI Supplied Components (collectively, the “JPI Supplied Inputs”) in accordance with the terms and conditions of this Agreement and the applicable Purchase Order to the Facility by the delivery date as set forth in a Purchase Order. [***]. JPI shall timely provide to Legend Lentivirus Information in accordance with the frequency set forth in Exhibit 3.3. [***].
3.4Lentivirus, Unprocessed Cells, JPI Supplied Components and Directed Buy Legend Supplied Components Delivery Delays. Legend shall have no responsibility for delays in Production or delivery of Product to the extent caused by delays in delivery, release or receipt of JPI Supplied Inputs or Directed Buy Legend Supplied Components, [***]. Each Party shall use Diligent Efforts to mitigate any effects to Production or delivery of Product caused by such delays.
3.5Vendors. JPI represents and warrants to Legend that it has provided to Legend, prior to the Agreement Date, a true and complete list of the current qualified suppliers of all JPI Supplied Components and Directed Buy Legend Supplied Components (the list of such suppliers, together with qualified suppliers of other Legend Supplied Components, the “Vendor List”) along with the specifications for such JPI Supplied Components and Directed Buy Legend Supplied Components (including the specifications the applicable supplier is required to comply with) for material sourcing and procurement purposes for clinical and commercial Production. To the extent JPI has not provided such information prior to the Agreement Date, JPI shall promptly provide such information to Legend after the Agreement Date. Vendors qualified in accordance with this Agreement and the Quality Agreement after the Agreement Date to supply a Component shall be deemed added to the Vendor List. [***].
3.6Safety Stock. Legend and JPI shall use Diligent Efforts to maintain a safety stock supply of Components, Lentivirus and raw materials for the Production of Lentivirus (other than Unprocessed Cells) as listed in the Manufacturing Plan

[***]. For clarity, neither Party is required to maintain a safety stock supply of Unprocessed Cells.
3.6.1Legend will use Diligent Efforts to ensure there is a sufficient inventory of Legend Supplied Components for the Production of Product to satisfy its obligations under this Agreement, [***]. Janssen will use Diligent Efforts to ensure there is a sufficient inventory of (a) JPI Supplied Components and Lentivirus for the Production of Product, and (b) raw materials and other items used for the Production of Lentivirus, in each case, to satisfy its obligations under this Agreement, [***].
3.6.2Without limiting the foregoing, each Party will (a) use Diligent Efforts to maintain the target-level set forth in the Manufacturing Plan of stock [***] of Components and Lentivirus for which it is responsible for procuring under this Agreement, in each case, dedicated for use to Produce and supply Product or Lentivirus under this Agreement to ensure continuity of supply of Product under this Agreement, [***].
3.7Legend Purchase of Components. Upon and following the Effective Date, Legend will purchase, [***] all Legend Supplied Components required to Produce the Product, subject to the transition of such responsibilities as further described in this Section 3.7.
3.7.1Components not on BOM. Legend may purchase Legend Supplied Components not listed in the Bill of Materials directly from suppliers listed on the Vendor List (or other suppliers qualified by Legend or JPI in accordance with this Agreement and the change control process under the Product Quality Agreement). JPI shall use Diligent Efforts to continue to supply to Legend each Component not on the BOM that JPI supplies as of the Agreement Date until Legend is able to begin purchasing such Component directly. Subject to Section 3.7.3.1, promptly following the Effective Date, Legend shall use Diligent Efforts to secure the ability to purchase such Components directly [***]. While JPI supplies such Component, such Component shall be deemed a JPI Supplied Component and while Legend purchases such Component, such Component shall be deemed a Legend Supplied Component.
3.7.2Legend Supplied Components on BOM. [***] Legend shall purchase Legend Supplied Components listed on the Bill of Materials directly from the supplier for such Legend Supplied Components listed on the Vendor List (such suppliers, “Directed Buy Suppliers” and such Components, “Directed Buy Legend Supplied Components”) under Legend’s own agreement with such Directed Buy Suppliers, [***] if Legend desires to purchase Directed Buy Legend Supplied Components from a Directed Buy Supplier using the terms identified by JPI in accordance with the foregoing, then Legend shall negotiate and execute its own agreement with such Directed Buy Supplier. [***]. In connection with the foregoing, JPI shall use reasonable efforts to introduce Legend to the Directed Buy

Supplier identified by Legend, and shall, and shall cause its Affiliates to, assist Legend in good faith in connection with Legend’s purchase of Directed Buy Legend Supplied Components from such Directed Buy Suppliers. For clarity, JPI’s obligations in the immediately preceding sentence shall be limited to making introductions and shall not be construed as providing any guarantee to Legend of obtaining any specific terms or pricing under Legend’s own agreements with any Directed Buy Suppliers. Promptly following the Effective Date, Legend shall use Diligent Efforts to obtain its own agreements with Directed Buy Suppliers [***] and, the JMC shall determine an appropriate transition plan to effectuate such transition to Legend [***]. Until such time Legend is able to purchase Directed Buy Legend Supplied Components from such Directed Buy Supplier on Legend’s own agreement, JPI or its Affiliate shall use Diligent Efforts to supply such Directed Buy Legend Supplied Components as if they were JPI Supplied Components (and during such time such Components shall be deemed JPI Supplied Components). For clarity, Unprocessed Cells and Lentivirus are not Legend Supplied Components and shall not be subject to this Section 3.7.
3.7.3Direct Purchase by Legend; Second Source of Supply. To the extent requested by Legend [***], in accordance with the change control process under the Product Quality Agreement Legend may purchase such JPI Buy-Sell Inputs (other than Lentivirus or, [***]), as applicable, for use under this Agreement from a qualified supplier under Legend’s own agreement with such supplier; [***]. Additionally, to the extent a second source of supply is qualified (or planned to be qualified) for a Component (other than Lentivirus), [***], Legend shall have the right to enter into the supply agreement with such second source and purchase such Component (other than Lentivirus) from such second source for use under this Agreement under such Legend supply agreement. [***].
3.7.3.1[***] Components. Until [***] Legend has satisfied the obligations in this Section 3.7.3.1, JPI shall have the sole right to source and supply to Legend the [***] Components for purposes of Production of the Product. Commencing on [***], Legend may enter into discussions with [***] to directly purchase [***] Components for the Production of Product under Legend’s own agreement with [***].
3.8Testing of Legend Supplied Components.
3.8.1As of the Agreement Date and unless and until moved to an alternative testing site as set forth in this Section 3.8, JPI is the Legend Supplied Component Testing Party and the Janssen Testing Facility is JPI’s (or its Affiliate’s) facility located at [***] (the “[***] Facility”).
3.8.2The Legend Supplied Component Testing Party shall receive, store, examine, test, and warehouse all Legend Supplied Components set forth in the Bill of Material [***], and such other materials as the Parties may agree to from time to time to verify that such Components meet the applicable Component Specification. For clarity, title to such Legend Supplied Components or other materials shall remain with Legend, as between Legend and JPI, after it has passed to Legend from the applicable supplier. If JPI is the Legend Supplied Components Testing Party, it shall perform (itself, or through a third party testing facility to the extent permitted under the applicable Component Specification and Quality Agreement) quality testing for the Components in accordance with the Intracompany Quality Agreements and ship such Components to the Facility as requested by Legend. If Legend is the Legend Supplied Components Testing Party, it shall perform (itself, or through a third party testing facility to the extent permitted under the applicable Component Specification and Quality Agreement) quality testing for the Components in accordance with the Quality Agreement entered into pursuant to Section 3.8.6. [***].
3.8.3If a Party would like to move the receipt, storage, examination, testing, and/or warehousing of Legend Supplied Components set forth in the Bill of Material (other than those set forth in Exhibit 3.8, as may be amended from time to time by mutual agreement of the Parties) to any facility or location (including, for the avoidance of doubt, a third party logistics facility) including the Facility, other Legend controlled facility (the Facility and each other such Legend controlled facility (including facilities of Third Parties engaged by Legend or its Affiliates) when approved as set forth below with respect to the approved purpose, a “Legend Testing Facility”), or other JPI controlled facility (the [***] Facility and each such other JPI controlled facility (including facilities of Third Parties engaged by JPI or its Affiliates) when approved as set forth below with respect to the approved purpose, a “Janssen Testing Facility”), such Party shall provide reasonable prior notice to the other Party (but in no event less than [***] prior written notice). [***].
3.8.4In the case of any move in accordance with Section 3.8.3, (i) the Party initiating such move shall ensure that the Parties have sufficient time to implement such move in an orderly manner (including with respect to any regulatory filings or approvals necessary for such move), [***]. Once such move in accordance with Section 3.8.3 is effectuated, [***], (a) if the move is to a Legend Testing Facility other than the Facility, Legend shall be responsible for the receipt, storing, examination testing and/or warehousing of such Legend Supplied Components that was moved, and the applicable portion of the applicable facility or location shall be referred to as a Legend Testing Facility for the purpose of this Agreement, (b) if the move is to the Facility, the Parties shall amend the Manufacturing Plan to allocate the roles and responsibilities for the receipt, storage, examination, testing and/or warehousing of the Legend Supplied Components, provided that the number of JPI’s personnel and Legend’s personnel fulfilling the foregoing roles or responsibilities shall be consistent with the requirement set forth in Section 6.2.3(c)(i)(1)(x) of the Collaboration Agreement, and, (c) if the move is to a Janssen Testing Facility, JPI shall be responsible for the receipt, storing, examination testing and/or warehousing of such Legend Supplied Components that was moved, and the applicable portion of the applicable facility or location shall be referred to as a Janssen Testing Facility for the purpose of this Agreement. In the event the activities are moved to the Facility in accordance with Section 3.8.3, the Parties shall amend the Facility Use Agreement accordingly to add the applicable portion of the Facility to the Demised Premises.
3.8.5[***]. To the extent the Raritan Facility is utilized for the receipt, storage, examination, testing and/or warehousing of the Legend Supplied Components in accordance with this Section 3.8, JPI shall ensure that Legend has appropriate access to the portions of the Raritan Facility utilized for such activities (including amending the Facilities Use Agreement as described in Section 3.8.4) to the extent such access is necessary to enable Legend to fulfill the roles and responsibilities allocated to it under the Manufacturing Plan (as amended). Legend shall ensure that JPI has appropriate access to the Facility to enable personnel of JPI to fulfill the roles or responsibilities related to receiving, storing, examining, testing and/or warehousing Legend Supplied Components allocated to JPI in accordance with Section 3.8.4(b).
3.8.6If the Raritan Facility is approved as a Legend Testing Facility in accordance with this Section 3.8, the Parties shall promptly amend the Product Quality Agreement to incorporate any necessary updates. If another site is approved as a Legend Testing Facility, the Parties shall promptly enter into a new Quality Agreement (including the Third Party, if it is a Third Party site).
3.9Each Party acknowledges that the Lentivirus and certain associated technology and documentation provided under this Agreement may be subject to (a) U.S. import and export control laws and regulations, including, without limitation, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130), the Office of Foreign Assets Control (OFAC), and (b) import and export regulations and laws in other jurisdictions and countries, as applicable. Each Party agrees to comply with, and reasonably assist the other Party in complying with, any applicable export or import laws and regulations as listed above and to include provision of documentation as required for recordkeeping purposes. Furthermore, each Party agrees that the sending Party of any physical material related to the Production of the Products hereunder will be solely responsible for all export requirements of the exporting jurisdiction and the Party first receiving such material in a country will be solely responsible for all import and customs requirements of the importing jurisdiction. For clarity, since it is contemplated that JPI or its Affiliate would both be sending JPI Supplied Inputs and receiving such JPI Supplied Inputs in the United States, unless otherwise agreed by the Parties, JPI or its Affiliate shall be the “Exporter of

Record” and “Importer of Record” of the JPI Supplied Inputs exported out of a country or imported into the United States by JPI or its Affiliates and delivered to Legend at the Facility.
3.10Storage.
3.10.1Product Storage; Unprocessed Cells Storage. JPI shall use Diligent Efforts to arrange for pick up of Product at the Facility [***] following the date JPI releases the applicable Product; provided, that, JPI shall not be obligated to pick up the Product at the Facility prior to receiving confirmation from the applicable hospital, treatment center or other health care provider that it is ready for receipt of the Product. JPI shall use Diligent Efforts to arrange pick up of samples retained from Product and Unused Unprocessed Cells (as defined below) at the Facility within [***] after the Legend Release Date for the applicable Product. In no event shall Legend be required to store Product (or samples retained from Product) or additional Unprocessed Cells that are not utilized in the Production of the Product (“Unused Unprocessed Cells”) for more than [***] after the Legend Release Date for the applicable Product without Legend’s prior written consent. [***]. To the extent JPI retains, or has Legend retain on its behalf, Product, samples or Unused Unprocessed Cells for purposes other than supply of Product for administration to the patient from which such cells were obtained, such Product, samples and Unused Unprocessed Cells shall be a shared resource of the Parties and shall be treated as Patient Samples as described in Section 4.9 of the Collaboration Agreement.
3.10.2Storage and Use Requirements. Each Party shall store and handle all Lentivirus, Unprocessed Cells, Components and Product in accordance with this Agreement, the applicable Specifications, the terms and conditions of the applicable Quality Agreement and with cGMPs. Neither Party shall use Lentivirus Produced by or on behalf of JPI and supplied under this Agreement other than [***] (collectively, “Approved Lentivirus Uses”). Unless JPI, Legend and/or their respective Affiliates have entered into a separate agreement for the supply of Lentivirus for such Approved Lentivirus Use (other than to Produce Product under this Agreement), [***]. Any Lentivirus which remains unused after such Party utilizes it for the Approved Lentivirus Uses (“Unused Lentivirus”) shall be destroyed in accordance with the Quality Requirements (as defined in the Product Quality Agreement); provided, that, Legend may elect to return such Unused Lentivirus to JPI and JPI shall destroy such Unused Lentivirus in accordance with the Quality Requirements. [***].
3.11The Parties may mutually agree from time to time for either (a) JPI to supply and sell Legend Supplied Components to Legend or (b) Legend to supply and sell JPI Supplied Components to JPI. [***]. The Parties acknowledge that, where a Component was previously released by JPI, then JPI will not be obligated to release such Component again.

3.12[***]
Article 4, FORECASTS, ORDERS, and CAPACITY
4.1Rolling Forecast.
4.1.1[***]
4.1.2[***]
4.2Purchase Order and Purchase Order Acceptance.
4.2.1Product. After providing the Product Rolling Forecast in accordance with Section 4.1.1, JPI and Legend shall work together to determine the Production schedule for the forecasted quantity of Product on a [***] basis, consistent with the Capacity Allocation Plan [***]. After the Production schedule has been determined, JPI shall issue Purchase Orders to Legend covering each scheduled Batch of Product. After receipt of JPI’s Purchase Orders for such scheduled Batch of Product, Legend shall use Diligent Efforts to confirm to JPI its acceptance of each such Purchase Order (a “Firm Purchase Order”) provided that Legend shall not be required to accept any Purchase Order that does not comply with the requirements of this Agreement or that is in excess of the forecasted quantity of Product set forth in the applicable [***] Production schedule (“[***] Forecasted Capacity”) at the Facility, provided however if JPI re-prioritizes the Production of certain Batches of Product pursuant to the following sentence that would result in JPI being required to place a Purchase Order that causes, in aggregate, Purchase Orders in excess of the [***] Forecasted Capacity at the Facility, Legend shall use reasonable efforts to accept such additional Purchase Order and the Parties shall modify the [***] Production schedule (and make modifications to the other previously accepted Purchase Orders) to be consistent with the Existing Capacity at the Facility and the applicable Capacity Allocation Plan. [***].
4.2.2JPI Supplied Inputs.
4.2.2.1Lentivirus and JPI Supplied Components. Legend shall issue Purchase Orders to JPI for quantities of Lentivirus and JPI Supplied Components, and JPI shall place purchase orders with its supplier for (or Produce itself, as applicable) such Lentivirus and JPI Supplied Components, in accordance with the material resource planning process set forth in the Manufacturing Plan [***]. After receipt of Legend’s Purchase Orders for Lentivirus or JPI Supplied Components, JPI shall confirm to Legend if it accepts such Purchase Order; provided that JPI shall use Diligent Efforts to accept each such Purchase Order to the extent it is consistent with the Lentivirus Rolling Forecast or Product Rolling Forecast, as

applicable, and use Diligent Effort to supply Lentivirus and JPI Supplied Components in accordance with such accepted Purchase Order. JPI shall, on a [***] basis or as reasonably requested by Legend, provide Legend information related to the inventory of JPI Supplied Input including the quantity level and coverage. Without limiting the foregoing, if JPI identifies a potential supply risk or material shortage that would impact the immediate inventory coverage of JPI Supplied Input, JPI shall (a) notify Legend within [***] after identifying such potential risk or shortage, and (b) confirm whether such risk or shortage exists within [***] after making such determination.
4.2.2.2Unprocessed Cells. Promptly after Legend’s acceptance of a Purchase Order for Product pursuant to Section 4.2.1, Legend shall issue to JPI a Purchase Order for the Unprocessed Cells corresponding to such Product Purchase Order. After receipt of Legend’s Purchase Orders for Unprocessed Cells, JPI shall accept, and confirm to Legend its acceptance of, the Purchase Orders for Unprocessed Cells.
4.3Chain of Custody. Without limiting Section 12.8 or the Omnibus Letter Agreement, each Parties’ employees shall use systems, mutually agreed upon by the Parties, to maintain chain of custody of Unprocessed Cells and Product, from receipt of Unprocessed Cells through supply of Product to JPI, and the Parties shall cooperate to ensure each Parties’ employees are trained on such systems. Without limiting Section 12.8 or the Omnibus Letter Agreement, JPI shall provide trained employees and use systems, mutually agreed upon by the Parties, to maintain chain of custody of Unprocessed Cells from Unprocessed Cell collection to delivery of Unprocessed Cells to the Facility and to maintain chain of custody of Product from delivery of Product to JPI through delivery of Product to the patient.
4.4Forecast Changes or Cancellations. If, including for reasons of force majeure pursuant to Section 14.6 of the Collaboration Agreement (incorporated herein in Article 21 of this Agreement), either Party requests changes or additional Production in excess of the [***] forecasted amounts stated in the Product Rolling Forecast or Lentivirus Rolling Forecast, each Party shall use commercially reasonable efforts to accommodate the changes within the Existing Capacity at the Facility (or a JPI Lentivirus Facility, as applicable) and consistent with the Capacity Allocation Plan, provided however that neither Party shall unreasonably withhold its agreement to deviate from the Capacity Allocation Plan in cases where urgent excess Production is needed. For the avoidance of doubt, if, after exercising commercially reasonable efforts, a Party is unable to fulfill a request for a change or addition to Production in excess of the [***] forecasted amounts in the Product Rolling Forecast or Lentivirus Rolling Forecast (as applicable), such failure, on its own, shall not be deemed a breach of this Agreement. JPI will use reasonable efforts to provide timely notice to Legend of changes in the Product Rolling Forecast. Also, both Parties will work together to minimize the impact of financial write offs that would result from product expiry if the [***] forecasted amounts stated in the Product Rolling Forecast or Lentivirus Rolling Forecast do not materialize.
4.5Purchase Order Terms. Each Purchase Order or any acknowledgment thereof, whether printed, stamped, typed, or written shall be governed by the terms of this Agreement and none of the provisions of such Purchase Order or acknowledgment shall be applicable, except those specifying Product or materials ordered, delivery date and the facility to which the Product or materials are to be delivered.
4.6Capacity.
4.6.1[***]. The establishment of any JPI Lentivirus Facility or the addition of capacity within an existing JPI Lentivirus Facility shall be conducted pursuant to and in accordance with the Manufacturing Plan. If JPI would like to add a new facility from which JPI may Produce Lentivirus that is not a JPI Lentivirus Facility as of the Agreement Date or to add capacity within an existing JPI Lentivirus Facility, [***].
4.6.2[***]
Article 5, PRICE
5.1The Commercial Supply Costs and Clinical Supply Costs of Product Produced and supplied to JPI under this Agreement shall be [***], in accordance with, and to the extent set forth in, the Collaboration Agreement. Notwithstanding Section 7.3.4(a) of the Collaboration Agreement, Clinical Supply Costs incurred in accordance with this Agreement shall be [***].
5.2Commercial Product
5.2.1Commercial Supply Cost. The price to be paid by JPI for Product for Commercialization is [***].
5.2.2Commercial Supply Cost Adjustment. No later than [***] before [***], Legend will provide to JPI the Commercial Supply Cost adjustment for the following calendar year, provided that JPI provides to Legend no later than [***] before [***] for the following calendar year the JPI Buy-Sell Inputs Supply Price, Lentivirus Supply Price, and the pricing for Directed Buy Legend Supplied Components for the following calendar year. If this pricing is not provided to Legend on or earlier than [***] before [***].
5.2.3Commercial Supply Cost Adjustment Effects. Following Legend’s issuance of a price adjustment letter to JPI, Legend and JPI will update system standards to reflect the new Commercial Supply Cost. The new Commercial Supply Cost will be effective for any production initiated on or after [***].

5.2.4Financial Reconciliation. Legend will provide to JPI any variances to the updated Commercial Supply Cost provided by Legend for the then-current calendar year to ensure a true-up to the actual Commercial Supply Costs. [***].
5.3Clinical Product
5.3.1Clinical Supply Cost. The price to be paid by JPI for Product for use in a Clinical Study is [***].
5.3.2Clinical Supply Cost Adjustment. No later than [***] before [***], Legend will provide to JPI the Clinical Supply Cost adjustment for the following calendar year, provided that JPI provides to Legend no later than [***] before [***] JPI Buy-Sell Inputs Supply Price, Lentivirus Supply Price and the pricing for Directed Buy Legend Supplied Components for the following calendar year. [***]. Legend communication will indicate which components of the Standard Cost of Goods Manufactured are subject to adjustment. [***]. Notwithstanding anything to the contrary, the timetable and deadlines set forth in this paragraph may be changed at the request of one Party with the consent of the other Party as confirmed in writing (email being sufficient), which consent may not be unreasonably withheld, conditioned, or delayed.
5.3.3Clinical Supply Cost Adjustment Effects. Following Legend’s issuance of a price adjustment letter to JPI, Legend and JPI will update system standards to reflect the new Clinical Supply Cost. The new Clinical Supply Cost will be effective for any production initiated on or after [***].
5.3.4Financial Reconciliation. Legend will provide to JPI any variances to the updated Clinical Supply Cost provided by Legend for the then-current calendar year to ensure a true-up to the actual Clinical Supply Costs. Legend and JPI finance representatives shall meet at a minimum [***] to review such variances. [***].
5.4Lentivirus; Unprocessed Cells; JPI Buy-Sell Inputs; Transferred Materials
5.4.1Lentivirus Supply Price; JPI Buy-Sell Input Price. The price to be paid by Legend for Lentivirus and JPI Buy-Sell Inputs (other than Lentivirus) is [***].
5.4.2Lentivirus Supply Price and JPI Buy-Sell Inputs Supply Price Adjustment. No later than [***] before [***], JPI will provide to Legend the adjustment for Lentivirus Supply Price and the JPI Buy-Sell Inputs Supply Price (each, a “JPI Supplied Input Supply Price”) for the following calendar year. JPI communication will indicate which components of Standard Cost of Goods Manufactured are subject to adjustment. [***].

5.4.3Price Adjustment Effects. Following JPI’s issuance of a price adjustment letter to Legend, Legend and JPI will update system standards to reflect the new price. The new price for Lentivirus and JPI Buy-Sell Inputs will be effective for any Lentivirus and JPI Buy-Sell Input delivered to Legend on or after [***]. The new Unprocessed Cells Transfer Fee will be effective for any production initiated on or after [***].
5.4.4Financial Reconciliation. JPI will provide to Legend any variances to the updated JPI Supplied Input Supply Price provided by JPI for the then-current calendar year to ensure a true-up to the actual JPI Supplied Input Supply Price. [***].
5.4.5Transferred Materials. JPI shall provide to Legend the Transferred Materials for use in the Production of Product as detailed in this Agreement, and for no other purpose. Legend shall pay to JPI a handling fee in connection with JPI’s provision of the Unprocessed Cells to Legend (the “Unprocessed Cells Transfer Fee”) in the amounts equal to [***].
5.5[***]
Article 6 SHIPMENT AND INVOICING
6.1Product Delivery Terms. Legend shall use Diligent Efforts to deliver, or cause to be delivered, Product to JPI in accordance with the terms and conditions of this Agreement and the applicable Purchase Order to the Facility by the delivery date as set forth in a Purchase Order. Product shall be considered delivered to JPI [***] in accordance with the Product Quality Agreement [***]. Legend may deliver the Product to JPI under quarantine if agreed by both Parties. If mutually agreed by the Parties, Legend shall assist JPI in the shipment of the Product from the Facility [***]. JPI will be responsible for securing the carrier [***]. JPI shall procure, [***], insurance covering damage or loss to the Product during shipping. Legend reserves the right to load and ship Product during normal business hours and per a mutually agreed shipment schedule. [***].
6.2Subsequent Export of Product. Legend will not be required to export any Product for purposes of this Agreement unless mutually agreed to by both Parties. JPI agrees and represents that JPI (or its Affiliate) is the owner of the Product upon delivery of the Product by Legend to JPI in accordance with Section 6.1. Where such goods are destined for subsequent export or re-export, JPI, as owner of the goods, warrants that JPI is responsible for any subsequent export or re-export and will comply with all Applicable Law, including those relating to the export or re-export, and the prohibition against unlawful transshipments. For the avoidance of doubt, this Agreement does not apply to Product manufactured for use in Greater China (as defined in the Collaboration Agreement).
6.3JPI Supplied Inputs Delivery Terms.

6.3.1Lentivirus and Unprocessed Cells Delivery Terms. Lentivirus and Unprocessed Cells supplied by JPI pursuant to a Purchase Order issued by Legend shall be shipped to the Facility named in the applicable Purchase Order and shall be considered delivered to Legend when received at the designated location in the Facility specified on the Purchase Order and accepted by Legend in accordance with Section 7.1 after JPI’s quality release of such Lentivirus or Unprocessed Cells in accordance with the applicable Quality Agreement. [***]. For the avoidance of doubt, (i) JPI does not represent or warrant to Legend that JPI owns title to Unprocessed Cells, (ii) JPI will only grant to Legend the right to use Unprocessed Cells to Produce Product. JPI represents and warrants to Legend that Legend has the right to use Unprocessed Cells to Produce Product.
6.3.2JPI Supplied Components Delivery Terms. JPI Supplied Components supplied by JPI pursuant to a Purchase Order issued by Legend shall be considered delivered to Legend upon quality release by JPI to Legend of such JPI Supplied Components after receipt thereof in the [***] Facility (or Janssen Testing Facility or Legend Testing Facility, in each case to the extent one is established pursuant to Section 3.8.3). Such quality release shall happen only after testing by JPI to verify such JPI Supplied Components meet the JPI Supplied Component Requirements and delivery by JPI to Legend of required documents, all in accordance with and pursuant to Section 7.1. [***]. To the extent stored at the [***] Facility or other Janssen Testing Facility (rather than a Legend Testing Facility), such JPI Supplied Components shall be shipped from such [***] Facility or other Janssen Testing Facility by JPI (or its Affiliate) in accordance with the MRP process. JPI will deliver Unprocessed Cells to the Facility in advance of the scheduled Production date. JPI shall deliver cells to Legend that are cryopreserved Unprocessed Cells.
6.4Subsequent Export of Unprocessed Cells. Legend will not import or export any Unprocessed Cells supplied by JPI for purposes of this Agreement unless mutually agreed to by both Parties. If any Unprocessed Cells that are transferred to Legend need to be re-exported, Legend [***]. This does not apply to product manufactured for use in Greater China.
6.5Foreign Corrupt Practices Act. Neither Party shall perform any actions in performance of this Agreement that are prohibited by local and other anti-corruption laws (collectively “Anti-Corruption Laws”) that may be applicable to such Party in such country. Without limiting the foregoing, neither Party shall make any payments, or offer or transfer anything of value, to any government official or government employee, to any political party official or candidate for political office or to any other third party related to the transaction with the purpose of influencing decisions related to either Party or its business in a manner that would violate Anti-Corruption Laws.
6.6Payment Terms. JPI shall pay Legend the Clinical Supply Cost and Commercial Supply Cost for Product within [***] after receipt of an invoice. Legend may issue an invoice for such amounts at any time after release of Product by Legend to JPI. Legend shall pay JPI the Lentivirus Supply Price, the Unprocessed Cells Transfer Fee and JPI Buy-Sell Inputs Supply Price, as applicable, within [***] after receipt of an invoice. JPI may issue an invoice for such amounts at any time after delivery to Legend of such Lentivirus, Unprocessed Cells or JPI Buy-Sell Inputs pursuant to Section 6.3. Each invoice shall be paid by JPI or Legend (as applicable) according to the terms herein. If the paying Party disputes any invoice, it shall do so within [***] after receipt of such invoice; provided that any amounts of an invoice to the extent disputed shall be paid as described in the first or third sentence of this Section 6.6. [***]. Neither Party shall be obligated to pay any invoices received greater than [***] after the delivery and acceptance of Product, Lentivirus, Unprocessed Cells or JPI Buy-Sell Inputs, as applicable, covered by such invoice; it being understood the foregoing shall not prevent the Parties from sharing actual Clinical Supply Costs and Commercial Supply Costs as described in Section 5.3.4 or Section 5.2.4. All payments under this Agreement are exclusive of indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes), which shall be separately invoiced and paid by the paying Party. The paying Party will make all payments to the other Party under this Agreement without deduction or withholding for taxes except to the extent that such withholding is required by Applicable Law at the time of payment. The Parties will take Diligent Efforts to cooperate in claiming refunds or exemptions from any such deductions or withholdings (including by providing all documentation required by any government authority or reasonably requested by either Party) under any relevant agreement or treaty to ensure that any amounts required to be withheld pursuant to this Section 6.6 are reduced in amount to the fullest extent permitted by Applicable Law. Notwithstanding anything to the contrary in this Agreement, if any such deduction or withholding is required by Law to be made, the amount of the payment due shall be increased to an amount equal to the payment which would have been due had no such withholding or deduction been required.
Article 7, ACCEPTANCE OF PRODUCT AND JPI SUPPLIED INPUTS
7.1Conformity. Legend shall provide to JPI for review the certificate of analysis for the Product and any Legend Supplied Component if tested by Legend, Released Executed Batch Record and other documentation in the Quality Management System as defined in the Product Quality Agreement in connection with the release of the Product to JPI in accordance with Section 6.1. JPI will use Diligent Efforts to verify whether the Product conforms to Product Specifications, CQAs, the Master Batch Record, Applicable Law, and the Quality Requirements (as defined in the Product Quality Agreement) (collectively, the “Product Requirements”) [***] following Legend’s release of the Product to JPI; provided that the foregoing will not require JPI to release Product that JPI has placed on hold as a result of such inspection within such time period. Legend shall review the certificate of analysis (if applicable) and other documentation provided by JPI with the Lentivirus and JPI Supplied Components delivered to it, and shall use Diligent Efforts to verify, to the extent possible given the documentation provided to Legend, whether such Lentivirus or JPI Supplied Component conforms to the

Lentivirus Specifications or JPI Supplied Component Requirements [***] following Legend’s receipt of Lentivirus or JPI Supplied Components at the applicable facility in accordance with Section 6.3; provided that Legend shall not be required to make decisions on whether to release such Lentivirus or JPI Supplied Components until [***] after Legend’s receipt of a certificate of analysis (solely in the case of Lentivirus and the JPI Supplied Components that are Components with a Certificate of Analysis). As used herein, “JPI Supplied Component Requirements” means Component Specifications (as applicable), the Master Batch Record and SOPs collectively. JPI will provide to Legend, [***], (a) a certificate of analysis for each Batch of such Lentivirus in substantially the form (and with the same level of detail) as the sample Lab CoA Report attached hereto as Exhibit 7.1; provided that, [***] (a “Lentivirus Lab CoA Report”) and (b) a certificate of analysis for each Batch of such JPI Supplied Component, if such Component is a Component with a Certificate of Analysis, and (c) notice of a critical deviation or if an unplanned incident happens that is likely to result in non-conforming materials being provided to Legend; provided that upon Legend’s written request in the event Legend reasonably believes there is a need to investigate, identify or resolve issues (or causes thereof) impacting Legend’s Production of Products in accordance with this Agreement, [***]; provided further, that JPI may redact [***] ((i)-(iii) collectively, “Permitted Redaction”). Notwithstanding anything to the contrary, none of the redactions permitted under this Agreement shall affect or limit Legend’s rights to otherwise obtain or use such redacted information or data pursuant to other agreements entered into between the Parties including the Collaboration Agreement. [***], Legend shall use Diligent Efforts to determine whether the Unprocessed Cells conform to the Unprocessed Cells Specifications (the Unprocessed Cells Specifications, Product Requirements, Lentivirus Specifications and JPI Supplied Component Requirements, collectively, the “Delivered Material Requirements”).
7.1.1If a Party being provided material (i.e., JPI with respect to Product, and Legend with respect to a JPI Supplied Input) believes any material does not conform to the applicable Delivered Material Requirements after being released to such Party (a “Non-Conforming Material”), it shall comply with the notification procedures set forth in the Quality Agreement applicable to such material (e.g., the Product Quality Agreement with respect to Product, the Intracompany Quality Agreement or the Lentivirus and Unprocessed Cells Quality Agreement with respect to JPI Supplied Input, as applicable), and shall include a detailed explanation of the non-conformity (including a description of the alleged non-conformity with the Delivered Material Requirements) and shall confirm such notice and explanation in writing. Upon receipt of such notice, the notified Party will investigate the source of the alleged non-conformity, and the Parties shall work together in good faith in the course of such investigation and to resolve the nonconformity, in each case, in accordance with the procedures set forth in the applicable Quality Agreement.

7.1.2If a material is a Non-Conforming Material, JPI and Legend shall discuss in good faith and agree upon the disposition or use of the applicable item except to the extent the applicable Quality Agreement addresses the manner in which disposition decisions are made for Non-Conforming Material (in which case the process set forth in such Quality Agreement shall apply). [***].
7.1.3JPI has the sole right to determine whether to release Product to a patient following Legend’s manufacturing release of such Product to JPI pursuant to Section 6.1.
7.2Remedies for Non-Conforming Material
7.2.1In the event a receiving Party determines that a Batch of material is non-conforming and such Party requests replacement, the other Party shall Produce (or procure, as applicable) a replacement Batch for such Non-Conforming Material, and will prioritize such Production as directed by the receiving Party.
7.2.2[***]
7.2.3Without limiting the remedies available under Section 6.2.3(c)(ii)(6) of the Collaboration Agreement, so long as the Party responsible for supply of Product, Lentivirus, Unprocessed Cells or Components under this Agreement uses Diligent Efforts to effect such supply of conforming Product, Lentivirus, Unprocessed Cells or Components, such Party shall not be liable to the other Party for monetary damages (including pursuant to Section 14.1 or Section 14.2 of this Agreement) as a result of a shortage of supply or non-conformity of such Product, Lentivirus, Unprocessed Cells or Components in accordance with this Agreement; provided that the limitation in this Section 7.2.3 shall not apply with respect to a shortage or non-conformity caused by the gross negligence, intentional misconduct or violation of Applicable Law by the responsible Party.
7.2.4Remediation Plans.
7.2.4.1From and after the Effective Date, the Parties will cooperate in good faith to establish performance metrics and minimum thresholds mutually agreed by the Parties, for (a) Production of Product, Unprocessed Cells and Components and services in support of the foregoing, which metrics and minimum thresholds and applicable cure periods will be incorporated into the Manufacturing Plan (or otherwise approved by the JMC) as performance metrics and expressly identified therein as being developed for purposes of this Section 7.2.4 of this Agreement (the “PSA Performance Metrics”)and (b) the supply of Lentivirus (the “Lentivirus Performance Metrics”). [***].

7.2.4.2In the event the PSA Performance Metrics are not met (such PSA Performance Metrics not achieved, the “Unmet PSA Performance Metrics”) the Parties shall comply with the procedures set forth in Exhibit C. The Parties may, from time to time during the Term, make such updates to Exhibit C as the Parties may mutually agree upon.
7.2.4.3 In the event the Lentivirus Performance Metrics are not met (such Lentivirus Performance Metrics not achieved, the “Unmet Lentivirus Performance Metrics”), [***].
7.2.5[***]
7.3Failures to Supply.
7.3.1The terms set forth on Exhibit 7.3 shall apply with respect to any Supply Failures.
Article 8, TERM AND TERMINATION
8.1Term. The term of this Agreement (“Term”) shall commence on the Agreement Date and continue until this Agreement is terminated in accordance with Section 8.2 below.
8.2Expiration or Termination of the Collaboration Agreement or Facility Use Agreement. In the event the Facility Use Agreement expires or is terminated pursuant to the terms thereof, this Agreement shall continue in full force and effect, [***]. In the event the Collaboration Agreement expires or is terminated pursuant to the terms thereof, this Agreement shall automatically terminate.
8.3Effect of Termination. Termination of this Agreement for any reason shall not release either Party from any obligation or liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination. The following shall survive the termination of this Agreement: the provisions set forth in Article 1 (Definitions), Article 8 (Term and Termination) other than Section 8.1, Section 9.1.1.4, Section 11.5, Article 13 (Limitation of Liability), Article 14 (Indemnification), Article 17 (Intellectual Property), Article 18 (Confidentiality Information, Nondisclosure and Publicity), Article 19 (Notices), Article 20 (Dispute Resolution) and Article 21 (Miscellaneous), as well as any other Sections or defined terms referred to in such Sections or Articles or necessary to give them effect, and the provisions identified in the Quality Agreement as surviving. Furthermore, any other provisions required to interpret the Parties’ rights and obligations under this Agreement shall survive to the extent required. Except as otherwise provided in this Section 8.3, all rights and obligations of the Parties under this Agreement shall terminate upon termination of this Agreement for any reason, subject to Section 6.2.4 and 12.4 of the Collaboration Agreement. In the event that JPI or its Affiliate terminates the Collaboration Agreement pursuant to Section 12.3.1 or 12.3.2 thereof, or Legend terminates the Collaboration Agreement pursuant to Section 12.2 thereof, as requested by Legend, JPI or its Affiliate shall continue to supply any JPI Supplied Input it was responsible for purchasing from a Third Party for Legend (subject to and only if JPI or its Affiliate’s agreements with such Third Party permit such continued supply), [***], from the date of notice of such termination until such time as Legend is able, using Diligent Efforts to do so, to secure an acceptable alternative commercial manufacturing source from which sufficient quantities of JPI Supplied Components may be procured and legally used for Production of Product for use throughout the United States and Janssen Territory, but in any event no longer than [***] after the effective date of termination. JPI shall use Diligent Effort to introduce Legend to such third party suppliers to procure such JPI Supplied Input.
Article 9, PRODUCTION OF PRODUCT
9.1Production. Legend shall use Diligent Efforts to Produce Product in accordance with the Product Requirements, the Product Quality Agreement, and cGMP or any other Applicable Laws. JPI shall use Diligent Efforts to Produce JPI Supplied Inputs in accordance with the applicable Delivered Material Requirements, the applicable Quality Agreement, and cGMP or any other Applicable Laws. JPI shall Produce Lentivirus only at a JPI Lentivirus Facility. JPI shall collect Unprocessed Cells in accordance with Unprocessed Cells Specifications, the Unprocessed Cells Quality Agreement, and cGMP or any other Applicable Laws. Notwithstanding anything to the contrary in this Agreement, to the extent there is a conflict between any Quality Agreement or the Raritan Service Agreement and this Agreement, the Quality Agreement will govern and control as to quality matters (including quality compliance matters) and this Agreement shall govern and control for all other purposes.
9.1.1cGMP Audits. In addition to the audit rights under Section 7.6 (Audits) of the Collaboration Agreement (and without limiting such rights):
9.1.1.1JPI may audit the Facility (and those portions of a Legend Testing Facility where Components are received, warehoused, stored, tested or otherwise handled) in accordance with the terms of the Quality Agreement. Legend shall provide reasonable assistance to JPI.
9.1.1.2JPI will promptly conduct an investigation of the JPI Lentivirus Facility following receipt of written notice from Legend that it in good faith believes a “for cause” investigation should be conducted. If, based on such investigation, [***] an audit of the JPI Lentivirus Facility is warranted, then [***].
9.1.1.3 Legend may request that JPI performs an audit of those portions of the [***] or other Janssen Testing Facility where Components are received, warehoused, stored, tested or otherwise handled, no more than [***] (except in the case of “for cause” audits which may occur [***]), upon no less than [***] advance written notice to JPI (except in the case of “for cause” audits, which may occur on no less than [***] advance written notice to JPI). Upon receipt of such notice in accordance with the foregoing, [***].
9.1.1.4All information disclosed or reviewed in connection with an audit shall be maintained as Confidential Information in accordance with Article 18 of this Agreement. The time of inspection shall be mutually agreed to by both Parties. Each Party will maintain true, complete and accurate records, test and laboratory data, reports and other information related to the Production of Product, Lentivirus, Unprocessed Cells or Components for a period not less than [***] from the date of Production or such longer period of time as required by Applicable Law, and upon reasonable request shall allow the other Party access thereto.
9.2Environmental, Health, and Safety Audits. JPI and Legend will have joint oversight of the environmental, health and safety program for Production in accordance with this Agreement. JPI and Legend shall have the right to perform any environmental, health, and safety audits of the Facility. All information disclosed or reviewed in such audit shall be maintained as Confidential Information in accordance with Article 18 of this Agreement. The time of inspection shall be mutually agreed to by both Parties. If any audit identifies any non-compliance with applicable environmental, health or safety (a) laws or regulations, (b) subject to Section 12.1.1.1, standards or procedures effective in [***], or (c) ordinances the Party with the identified non-compliance must promptly identify and reasonably implement promptly any corrective and preventative action (“CAPA”) which may be reasonably required to comply with the relevant laws, regulations, ordinances or procedures and must periodically apprise the other Party of the time frames and measures taken to close the CAPA. Nothing in this paragraph will be construed to limit JPI’s or its Affiliates’ rights under Section 2.8.3(c)(i) of the Collaboration Agreement.
9.3Testing of Product and JPI Supplied Input. Legend and JPI shall test, or cause to be tested by third party testing facilities [***], in accordance with the Product Specifications, the Quality Requirements (as defined in the Product Quality Agreement) and Product Quality Agreement, each Batch of Product Produced pursuant to this Agreement before delivery to JPI. A certificate of analysis for each Batch of Product released to JPI shall set forth the items tested by Legend, JPI or third party testing facilities, specifications, and test results, as described in the Product Quality Agreement. To the extent JPI is required to do so in the Product Quality Agreement, JPI shall provide to Legend information and documentation necessary or reasonably requested by Legend in connection with JPI’s testing of Product to enable Legend to perform the above. Legend shall send, or make available, such certificates along with one (1) copy of the Released Executed Batch Record of the Product to JPI prior to or at the time of release of Product to JPI. In accordance with Section 6.2.3(c)(ii)(3) of the Collaboration Agreement, Legend will be responsible for manufacturing release of Product from

Legend to JPI. JPI will be responsible for the release of the Product to the patient after delivery of the Product to JPI by Legend in accordance with Section 6.1.
To the extent required by the Component Specifications (as applicable), Lentivirus Specifications, Quality Requirements (as defined in the Product Quality Agreement), Quality Agreements or Applicable Law, JPI shall test, or cause to be tested by third party testing facilities audited by Legend or JPI, in accordance with the applicable Specifications with respect to the JPI Supplied Input, the Quality Requirements (as defined in the Product Quality Agreement) and Quality Agreements, each Batch of JPI Supplied Inputs before delivery to Legend. A Lentivirus Lab CoA Report for each Batch of Lentivirus or, if identified as a Component with a Certificate of Analysis, a Certificate of Analysis for each JPI Supplied Components delivered to Legend (as required by the Quality Agreement, applicable Components Specifications or cGMP) shall set forth the materials tested by JPI or third party testing facilities (or the applicable supplier in the event such supplier is responsible for testing such Lentivirus or JPI Supplied Components), specifications, and test results. JPI shall send, or cause to be sent, such certificates to Legend prior to or at the time of release of the Lentivirus or such JPI Supplied Components to Legend (as required pursuant to Section 7.1).
9.4Stability Testing. JPI shall perform all stability testing required to be performed on clinical, development, and/or Production Batches of Product in accordance with the Product Quality Agreement and the stability testing protocol. Such stability protocol shall contain a listing of the analytical testing and corresponding Product Specifications, to be performed on the Product in connection with the stability testing program under 21 CFR § 211.166 or alternatively by a previously approved protocol. All data, analysis and reports arising from the stability testing will be shared with the other Party as reasonably requested such other Party. JPI or a third party selected by JPI shall perform all stability testing required to be performed on clinical, development, and/or Production Batches of Lentivirus in accordance with the Lentivirus Quality Agreement and the stability testing protocol. Such stability protocol shall contain a listing of the analytical testing and corresponding Lentivirus Specifications, to be performed on the Lentivirus in connection with the stability testing program under 21 CFR § 211.166 or alternatively by a previously approved protocol. JPI will share all the data, analysis and reports arising from the stability testing with Legend as reasonably requested by Legend. If additional stability testing is required or agreed by the Parties to be performed for Unprocessed Cells or Components, such stability testing shall be performed in accordance with the applicable Quality Agreement and the stability testing protocol and the Party conducting such stability testing shall share all data, analysis and reports arising from such stability testing with the other Party as reasonably requested by the other Party.

9.5Changes in Manufacturing. If a Party desires to make a change to the process for Production of a Product, a Legend Supplied Component or a JPI Supplied Input that would require Regulatory Authority’s approval or any filings or notifications to Regulatory Authority (or the assessment of the need for such approval, filing or notification), [***].
9.6Equipment. From and after the Effective Date and until the end of the Term, and unless otherwise mutually agreed upon by the Parties, Legend shall service, repair and maintain the Designated Equipment (as defined in the Collaboration Agreement) that are located within the Raritan Facility (collectively, and other than the [***] Equipment, the “Legend Maintained Equipment”), as may be necessary to keep such Legend Maintained Equipment in good working order. Legend will also service, repair and maintain the Designated Equipment purchased from or owned by [***] located within the Raritan Facility (“[***] Equipment”) as may be necessary to keep such equipment in good working order, provided that JPI or its Affiliate shall maintain its maintenance contract with [***] for the service, maintenance or repair of the [***] Equipment and place purchase orders thereunder for service, repair and maintenance of the [***] Equipment in accordance with a schedule established, or otherwise requested, by Legend. Any routine preventative maintenance will be completed by Legend or a third party selected by Legend and Legend will pay for such routine preventative maintenance, and such costs shall be included within Commercial Supply Costs. [***]. The Parties shall cooperate to: (i) determine which maintenance agreements for the Designated Equipment between JPI (or its Affiliates) and the contractors shall be assigned to Legend, (ii) determine which JPI maintenance agreements and/or purchase orders would continue to apply after the Effective Date and (iii) transition responsibility for the service, repair and maintenance of the Legend Maintained Equipment to Legend. Legend shall be responsible for procuring maintenance services for Legend Maintained Equipment (but excluding, for the avoidance of doubt, any [***] Equipment) and shall enter into direct agreements and/or issue purchase orders with any applicable maintenance service providers consistent with the transition described above.
Legend shall be responsible for any damage it or its agents cause to the Designated Equipment due to gross negligence, intentional misconduct or violation of Law. JPI shall be responsible for any damage it or its agents cause to the Designated Equipment due to gross negligence, intentional misconduct or violation of Law. Neither Party shall (i) pledge or place any liens, encumbrances, levies, attachments, security interests or other claims that could affect title to the Designated Equipment or either Party’s interest therein, (ii) modify or alter the Designated Equipment in any way except for non-material modifications or alterations made in the ordinary course or as otherwise agreed upon in writing by the Parties or as otherwise contemplated by this Agreement or the Collaboration Agreement, (iii) remove, or cause or permit to be removed, the Designated Equipment from the Facility unless agreed to by the other Party in writing, or (iv) use the Designated Equipment for any purpose except to Produce Product for JPI pursuant to this Agreement or as otherwise contemplated by this Agreement or the Collaboration Agreement (including to manufacture products as contemplated under Section 6.2.3(c)(iv) of the Collaboration Agreement), unless otherwise agreed to by the other Party in writing.
9.7Permits and Licenses. JPI shall have responsibility, [***], to obtain and maintain all registrations, permits, licenses and approvals applicable to Production of the Lentivirus that are required by JPI for it to carry out its Production obligations hereunder. JPI shall have sole responsibility, [***], for obtaining Regulatory Approvals, filings, registrations and permits for the collection, distribution, and cryopreservation of Unprocessed Cells to the extent any are required by Applicable Law. Other than the foregoing and any registration, permit, license and approval JPI is responsible for under the Facilities Use Agreement, Legend shall have responsibility, [***], to obtain and maintain all registrations, permits, licenses and approvals applicable to Production of the Product.
9.8JPI Changes to Specifications. JPI agrees to inform Legend of the result of any regulatory development that materially affect the Production of the Product, within a reasonable time (but no later than [***] after JPI determines the result has such impact on the Production of the Product). In the event JPI or its Affiliates desires to undertake activities the purpose of which is reasonably likely or intended to change the Lentivirus Specifications or Lentivirus Master Batch Records (a “Lentivirus Project”), JPI or its Affiliate may perform such Lentivirus Project so long [***].
Article 10, REGULATORY
10.1Marketing Approvals. [***].
10.2Regulatory Authority Inspections.
10.2.1Legend and JPI will permit access to Regulatory Authorities to the Facility, [***].
10.2.2Each Party will inform the other Party of any inspection requested by a Regulatory Authority of the Facility (to the extent such inspection pertains to the Product or Lentivirus) as promptly as possible following such request (and in all events within the time period specified in the applicable Quality Agreement). Legend will inform JPI of any inspection requested by a Regulatory Authority of the any Legend Testing Facility (to the extent such inspection pertains to the Product) as promptly as possible following such request. JPI will inform Legend of any inspection requested by a Regulatory Authority of the any JPI Lentivirus Facility or Janssen Testing Facility (in each case to the extent such inspection pertains to the Product or Lentivirus) as promptly as possible following such request. Each such notice under this Section 10.2.2 shall include the name of the agency, the expected dates of inspection and the scope of audit related to the Product or Lentivirus.
10.2.3Handling of inspections by Regulatory Authorities of the Facility will be governed by the terms of the Product Quality Agreement. Attendance by the Parties at inspections of the Facility will be governed by the terms of the Product Quality Agreement.
10.2.4Without limiting any additional obligations or rights in the applicable Quality Agreement, JPI will be the Party responsible for leading and managing all pre-approval inspections and subsequent inspections by Regulatory Authorities of any Janssen Testing Facility. JPI will provide Legend the inspection report of any such inspection to the extent such inspection is at a Janssen Testing Facility and pertains to the Legend Supplied Components or Product; provided that, JPI may redact Permitted Redactions from such audit report.
10.2.5Without limiting any additional obligations or rights in the applicable Quality Agreement, Legend will be the Party responsible for leading and managing all pre-approval inspections and subsequent inspections by Regulatory Authorities of any Legend Testing Facility. Legend will provide JPI with the report of any such inspection of a Legend Testing Facility. Without limitation to the foregoing, JPI shall provide Legend with such support as Legend may reasonably request for such inspections. Representatives of JPI will be permitted to be present during any such inspections of a Legend Testing Facility to the extent such inspection pertains to the Legend Supplied Components (or otherwise pertains to the Product). For clarity, any Regulatory Authorities inspections of the Raritan Facility (after it is approved as a Legend Testing Facility) will be addressed by the Parties in the amended Product Quality Agreement as set forth in Section 3.8.6.
10.2.6[***]
10.2.7Each Party shall inform the other Party of the result of any audit or inspection by a Regulatory Authority, including OSHA inspections, which affects or relates to the Production of a Product or Lentivirus, including all written communications with a Regulatory Authority relating to such inspection prior to, during and after such inspection or audit and any notice of violation or other similar notice received by Legend or JPI affecting or relating to the Production, facility, testing, storage or handling of a Product or Lentivirus; provided that JPI may redact Permitted Redaction. Responses to inspections by Regulatory Authorities, such as the FDA, in connection with the Production of Product at the Facility are governed by the Quality Agreement. For inspections by all other Regulatory Authorities, in the event that there are inspectional observations or other similar regulatory communications or reports, related to the Product, each Party shall have the opportunity to review such communications or reports and provide the other Party with comments to such Party’s draft responses or corrective actions (for clarification the foregoing opportunity to provide comments shall not apply to draft responses or corrective actions relating to Lentivirus); provided that JPI may redact Permitted Redactions from such communications provided to Legend. Legend and JPI shall each provide its comments to the draft responses and corrective actions within the timeframe set forth in the applicable Quality Agreement or as agreed upon by Legend and JPI to meet regulatory commitments. Legend and JPI will forward any observations and responses from a routine regulatory inspection relating to the Facility, Janssen Testing Facility, Legend Testing Facility or JPI Lentivirus Facility to the JMC for review; provided that JPI may redact Permitted Redactions from such observations and responses.
Article 11, REPRESENTATIONS, WARRANTIES AND COVENANTS
11.1Representation of Authority. Legend and JPI each represents and warrants to the other Party that, as of the Agreement Date, it has full right, power and authority to enter into this Agreement and to perform its respective obligations under this Agreement.
11.2Enforceability. Legend and JPI each represents and warrants to the other Party that, as of the Agreement Date, this Agreement is a legal and valid obligation binding upon it and is enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding in equity or at law).
11.3Other Representations, Warranties and Covenants. Section 10.7 of the Collaboration Agreement and all definitions used therein are hereby incorporated herein and made a part hereof, mutatis mutandis. All references to Janssen in such representations shall be deemed to be references to JPI. Each Party shall perform its obligations under this Agreement in a manner that complies with all Applicable Laws.
11.4Title. Legend represents, warrants and covenants that title to all Product supplied to JPI under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien or other encumbrance. JPI represents, warrants and covenants that, other than with respect to Unprocessed Cells, title to all JPI Supplied Inputs supplied to Legend under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien or other encumbrance.
11.5No Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN ANOTHER WRITTEN AGREEMENT BETWEEN THE PARTIES OR THEIR RESPECTIVE AFFILIATES, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY

KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT WITH RESPECT TO THE PRODUCT.
11.6Specifications; Intracompany Quality Agreements. JPI represents and warrants that it has provided Legend correct and complete copies of each of the Lentivirus Specifications, Unprocessed Cells Specifications and the Component Specifications as of the Agreement Date. Legend acknowledges that providing such information to Legend [***], and identified as such, shall constitute satisfactory provision of such information. JPI represents and warrants that it and each of its Affiliates who are party to the Intracompany Quality Agreements have performed in all material respects all of their respective obligations under the Intracompany Quality Agreements (or any such material breaches have been cured) and JPI covenants to Legend that if, during the Term, JPI becomes aware that JPI or an Affiliate has committed a material breach of an Intracompany Quality Agreement related to the activities contemplated by this Agreement, JPI shall take appropriate measures to cure such breach. During the Term, JPI shall, and shall ensure each of its applicable Affiliates, perform all of its obligations under the Intracompany Quality Agreements and enforce all of its rights and remedies under the Intracompany Quality Agreements, in each case, with respect to the Lentivirus, Unprocessed Cells or Components or as otherwise related to the Product. To the extent JPI or the applicable JPI Affiliate (as referenced within such Intracompany Quality Agreements) is entitled to receive, or is obligated to deliver, any documents, records or information pursuant to such Intracompany Quality Agreement with respect to the Components or otherwise related to the Product (including any notice of Non-Conforming Material), JPI shall, and shall ensure each of its applicable Affiliates, concurrently deliver such documents, records or information to the appropriate Legend quality personnel, which quality personnel are as identified in the Product Quality Agreement; provided that JPI may redact Permitted Redactions from such documents, records and information provided to Legend. JPI shall not, and shall cause each of its applicable Affiliates not to, amend, modify or terminate the Intracompany Quality Agreements or waive any of its rights therein related to the activities contemplated by this Agreement in a manner that is inconsistent with quality requirements under Applicable Law. Upon Legend’s request, JPI will enter into a quality agreement that covers the subject matters of the Intracompany Quality Agreements directly with Legend.
Article 12, ADDITIONAL OBLIGATIONS
12.1Environmental, Health and Safety.
12.1.1Without limitation to Section 11.3 and subject to Section 12.1.1.1, each Party shall comply with environmental, health and safety (a) statutes, regulations, ordinances and [***], in each case of clauses (a) and (b), that are applicable to the Production of Product and operation of the Facility. The health and safety procedures applicable to the Production of Product adopted (i.e., subject to Section 12.1.1.1, [***]) at the Facility, shall be applicable for each Party’s employees at the Facility, including but not limited to procedures for engineering, work practice and administrative controls, job hazards involving air contaminants, dusts, fumes, fibers, gases, chemicals, biological material and physical and electrical hazards, as applicable, as required by applicable health and safety laws, regulations, ordinances and standards, but in any event the Parties shall coordinate and periodically consult with each other on implementation. JPI and Legend shall be individually responsible for compliance with the Occupational Health and Safety Act (OSHA) and its implementing regulations and standards, as applicable to their own employees, including but not limited to maintaining, retaining and reporting their own OSHA logs, notifying the Occupational Health and Safety Administration of any reportable injuries, conducting medical monitoring and surveillance, and training.
12.1.1.1[***]. JPI shall at all times have the right to apply the standards and objectives [***] to its employees.
12.1.2JPI will identify Legend as a transferee on any licenses or permits required to be obtained from the United States Center for Disease Control (“CDC”), Department of Agriculture or any other federal or state agency, as applicable, for the import to the Facility of Lentivirus and Unprocessed Cells that test positive for infectious diseases markers. JPI will notify Legend if JPI has identified Legend as a transferee as described in the previous sentence. To the extent it is necessary, as a result of being identified as a transferee as described above, or if required by Applicable Law, for Legend to obtain its own import licenses or permits from the CDC, Department of Agriculture or any other federal or state agency, as applicable, to use at the Facility any Lentivirus or Unprocessed Cells that test positive for infectious diseases markers, JPI shall inform Legend of such requirement and Legend shall obtain such necessary licenses and permits, provided that JPI’s failure to so inform Legend will not act as a waiver of Legend’s obligations to comply with Applicable Law; provided further that Legend (and its Affiliates) shall have no liability, and JPI shall have no additional rights or remedies, under this Agreement or other agreement between JPI or its Affiliates and Legend or its Affiliates as a result of such non-compliance which results from JPI’s failure to so inform Legend. Each Party will be responsible to comply with all terms and conditions of its permits and licenses, including but not limited to, record keeping and identifying, implementing, training on and complying with worker health and safety requirements.
12.1.3With respect to environmental, health and safety matters related to the Parties’ activities in connection with Production or the Facility in the normal course of business, (a) each Party shall coordinate and cooperate in order to comply with all Applicable Laws, including obtaining, maintaining and complying with all environmental, health and safety permits, licenses and other authorizations applicable to the Production of

Product and the Facility, (b) each Party shall cooperate in tracking and recording the type and volume of waste and wastewater generated from the Production of Product and the Facility, Legend shall track and record the waste type and volumes that it generates, report same to JPI upon request, and the Parties shall cooperate to ensure compliance with Applicable Laws with respect to the disposal of such waste and wastewater, (c) each Party shall inform the other promptly of any significant adverse event (e.g. fires, explosions, releases or discharges of pollutants, contaminants, hazardous substances, hazardous materials, biological material, wastes in violation of Applicable Laws, SIF, SIF-P or reportable injury to OSHA) at the Facility that it is aware of, (d) each Party shall inform the other promptly of any requests for information received from Regulatory Authorities related to environmental, health and safety matters pertaining to the Production of Product or Lentivirus or the Facility and shall cooperate to provide the other Party with information to respond to such requests from Regulatory Authorities as permitted by Applicable Law, (e) each Party shall inform the other promptly of any allegations or findings of violations of Applicable Law that it is aware of, (f) each Party shall cooperate to reasonably implement promptly any CAPA which is reasonably required to comply with Applicable Laws related to environmental, health and safety matters. With respect to environmental, health and safety matters that arise outside of the normal course of business, JPI will be responsible for responding to and resolving such matter in collaboration with Legend. In the event of a conflict between the terms of this Section 12.1 and the Facilities Use Agreement, the Facilities Use Agreement will govern.
12.2Records Management. Each Party shall maintain and manage all paper and electronic records, files, documents, work papers, receipts and other information generated pursuant to this Agreement (the “Files and Work Papers”) as follows:
(a)All Files and Work Papers shall be maintained and managed (i) separately from files generated, managed or maintained by such Party under agreements with other companies or customers, in a manner so they can be quickly and accurately produced when required by the other Party, in each case to the extent set forth in any applicable Quality Agreement, and (ii) as required by applicable state and federal statutes and regulations.
(b)To the extent any Files and Work Papers are required to be provided by one Party to the other Party, the Parties shall reasonably cooperate to establish the format for delivery of such Files and Work Papers.
(c)[***]
12.3Policy for Wood Pallets. Each Party agrees that it shall comply with JPI’s Policy for Wood Pallets, set forth in Exhibit F attached hereto and made a part hereof. Further, each Party shall certify compliance with such policy at least annually, if requested by the other Party. Such certification shall be sent to the other Party pursuant to the notice provisions set forth herein. A Party has the right to reject any product or materials that fail to comply with this policy.
12.4Quality Standards for Suppliers. In performing its obligations under this Agreement, Legend agrees to adhere to Legend’s Code of Conduct set forth at https://investors.legendbiotech.com/corporate-governance/governance-overview (including any updates thereto).
12.5Policy for Bovine Spongiform Encephalopathy. Except as otherwise provided in the Quality Agreements, each Party agrees that it shall comply with the policy for bovine spongiform encephalopathy, set forth in Exhibit I, if bovine-derived materials are used in the Production, delivery or storage of materials or Product. Furthermore, upon a Party’s written request, the other Party shall certify compliance in writing with such policy at least annually. A Party has the right to reject any Product or materials that fail to comply with this policy. Failure to meet this requirement may lead to rejection of shipments.
12.6[***]
12.7Production of Lentivirus at a New Location. If any Lentivirus may be Produced at a facility (other than [***]), either by JPI or its Affiliate or by a Third Party for JPI, and supplied to Legend, by JPI, the Parties shall [***].
12.8[***] De-Identification; [***].
12.8.1    [***]
12.8.2 [***]
    12.8.2.1 [***]
    12.8.2.2 [***]
    12.8.2.3 [***]
    12.8.2.4 [***]
    12.8.2.5 [***]
    12.8.2.6 [***]
    12.8.2.7 [***]
    12.8.2.8 [***]
    12.8.2.9 [***]

12.8.3 Access to IT Systems
    12.8.3.1 [***]
    12.8.3.2 [***]
    12.8.3.3 [***]
    12.8.3.4    For the avoidance of doubt, as used in this Agreement, reference to an IT System (and any data contained therein) means such IT System (and Manufacturing Data contained therein) to the extent pertaining to the Product (or the Production thereof) and shall expressly exclude that portion of any IT System (and any data contained therein) (a) dedicated to other products or programs of the IT System Responsible Party or (b) dedicated to the Excluded Activities.
    12.8.3.5 [***]
12.8.4    Broader Applicability IT Systems. Nothing in this Agreement shall restrict either Party’s rights to use any of its IT Systems for any other purpose, product, or program if such IT System has a broader applicability outside of the Product (e.g., Enterprise IT Systems, or other products or programs), and neither Party will have access rights with respect to such other purpose, product or program. [***].
12.8.5    No Waiver of Licenses under the Collaboration Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will be construed to waive either Party’s rights or licenses to or under Collaboration Intellectual Property, Janssen Intellectual Property or Legend Intellectual Property, as applicable under the Collaboration Agreement (including, for the avoidance of doubt, to the extent related to the Excluded Activities).
12.8.6    No Limit with Respect to Certain Roles. Nothing in this Agreement shall limit (i) JPI’s or its Affiliate’s ability to access IT Systems (or the data contained therein) to conduct activities to fulfill its role as the BLA or MAA holder as the case may be for the Product or conduct distribution activities (within the definition of Commercialization (as defined in the Collaboration Agreement)) under the Collaboration Agreement or (ii) Legend’s ability to access IT Systems (or the data contained therein) to conduct activities to fulfill its role as the FEI (or foreign equivalent) holder for the Facility or to conduct activities to support JPI or its Affiliate in (A)

fulfilling JPI’s or its Affiliate’s role as the BLA or MAA holder as the case may be for the Product or (B) conducting distribution activities (within the definition of Commercialization (as defined in the Collaboration Agreement)), in each case, under the Collaboration Agreement. Unless the Parties otherwise agree (and notwithstanding any other provision of this Section 12.8), each Party can use personally identifiable information about patients in accordance with Applicable Law and only for the purpose of [***].
12.8.7    Interaction with Omnibus Letter Agreement. In the event of a conflict between this Section 12.8 and the Omnibus Letter Agreement, this Section 12.8 shall control, except that this Agreement shall not limit either Party’s rights under the Omnibus Letter Agreement to access, obtain or use any IT System or Database (each as defined in the Omnibus Letter Agreement) or the data therein, in each case, in accordance with the terms of the Omnibus Letter Agreement.
12.8.8    Additional Data Privacy Requirements for IT Data. All access to an IT System shall be subject to the applicable privacy and security obligations hereunder, including this Section 12.8.8 and Exhibits G (to the extent pertaining to Manufacturing Personal Information) and H (to the extent pertaining to Manufacturing Information). All references under this Section 12.8 to “patient identifiable information” shall be construed to include and cover “personal data” of patients (as such term or similar terms are defined under GDPR or other applicable data protection laws) to the extent such information is subject to GDPR or other applicable data protection laws.
    12.8.8.1 De-Identification of US IT Data. This Section 12.8.8.1 shall only apply to data with respect to patients from the United States (or any data that is otherwise subject to data privacy laws in the United States) included within an IT System.
    12.8.8.1.1    Legend may, from time to time, request that JPI de-identify one or more sets of sets of data from any IT System for which JPI is the IT System Responsible Party (each request, a “Legend De-identified Data Request”). Upon such request, [***]. JPI shall promptly query the applicable IT System in accordance with the applicable certificate of de-identification and promptly deliver the results thereof (“Legend Requested De-Identified Material”) to Legend. For purposes hereof, the

“De-Identification Standard” shall be the de-identification standard [***]. JPI represents and warrants that, as of the Agreement Date, [***]. Without limiting the foregoing, Legend shall have the right to directly engage a third party de-identification service provider reasonably acceptable to JPI to deliver certificates of de-identification to JPI or Legend, provided such service provider shall provide de-identification service in accordance with Applicable Law and the then-current De-Identification Standard, in which case such service provider shall be deemed a “JPI Data Service Provider” for purpose hereof.
    12.8.8.1.2 JPI may, from time to time, request that Legend de-identify one or more sets of data from any IT System for which Legend is the IT System Responsible Party (each request, a “JPI De-identified Data Request”). Upon such request, [***]. Legend shall promptly query the applicable IT System in accordance with the applicable certificate of de-identification and promptly deliver the results thereof (“JPI Requested De-Identified Material”) to JPI. Without limiting the foregoing, JPI shall have the right to directly engage a third party de-identification service provider reasonably acceptable to Legend to deliver certificates of de-identification to JPI or Legend, provided such service provider shall provide de-identification service in accordance with Applicable Law and the then-current De-Identification Standard, in which case such service provider shall be deemed a “Legend Service Provider” for purpose hereof.
    12.8.8.1.3    With respect to a given certificate of de-identification delivered by the JPI Data Service Provider to JPI, Legend may, from time to time, request in writing that JPI query the IT System in accordance with such certificate of de-identification on a periodic basis. Upon receipt of such written request, JPI shall use commercially reasonable efforts to promptly establish and implement [***] query and delivery process in accordance with Legend’s request and the applicable certificate of de-identification. Results delivered by JPI pursuant to a Legend De-identified Data Request under Section 12.8.8.1.1 shall constitute “De-identified Material” for purposes hereof.

    12.8.8.1.4    With respect to a given certificate of de-identification delivered by the Legend Data Service Provider to Legend, JPI may, from time to time, request in writing that Legend query the IT System in accordance with such certificate of de-identification on a periodic basis. Upon receipt of such written request, Legend shall use commercially reasonable efforts to promptly establish and implement [***] query and delivery process in accordance with JPI’s request and the applicable certificate of de-identification. Results delivered by Legend pursuant to a JPI De-identified Data Request under Section 12.8.8.1.2 shall constitute “De-identified Material” for purposes hereof. Legend De-identified Data Request and JPI De-identified Data Request shall collectively be referred to as “De-identified Data Requests.”
    12.8.8.1.5    [***]
    12.8.8.1.6    With respect to any De-identified Material created pursuant to a certification of de-identification, neither Party will attempt to re-identify or combine De-identified Material either with other De-identified Material or other data sets or contact any individual whose data is contained in that De-identified Material. Should a party wish to combine De-identified Material with any data the resulting data set needs to be certified de-identified by the applicable Data Service Provider as described in Section 12.8.8.1 before the combined data set can be created and used.
    12.8.8.2 Pseudonymization and Anonymization of EU IT Data. The applicable terms of Exhibit H shall apply to data with respect to patients from the European Union, Switzerland, and the United Kingdom (or any data that is otherwise subject to GDPR requirements, implementing/supplementing data protection laws in EEA Member States, UK GDPR, or Swiss Federal Act on Data Protection).
    12.8.8.3 IT Data for Patients outside of the US and EU. If there is any data in the IT Systems with respect to patients outside of both the United States and the European Union that is subject to data privacy laws in other jurisdictions, then Exhibit H shall apply to the extent it covers such jurisdictions and for any other jurisdictions, the Parties shall amend Exhibit H to address such additional jurisdiction(s) and discuss and establish procedures comparable to those set forth in Section 12.8.8.1 or 12.8.8.2 to the extent possible under Applicable Law and in all cases subject to the requirements of Applicable Law.
    12.8.8.4. Additional Limitations. With respect to any patient identifiable information contained in an IT System, unless otherwise agreed by the Parties, the Parties shall not [***], except in each case of foregoing clause (ii) and (iii) (A) for the purpose [***] as contemplated by this Agreement or (B) for the purpose of running a query to obtain De-identified Materials in accordance with Section 12.8.8.1 or pseudonymized or anonymized data in accordance with Section 12.8.8.2, always subject to applicable requirements and safeguards under Applicable Law.

Article 13, LIMITATION OF LIABILITY
NEITHER PARTY HERETO NOR ANY OF ITS AFFILIATES WILL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, PUNITIVE OR MULTIPLE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, OR ANY LOSS OR INJURY TO A PARTY’S OR ITS AFFILIATES’ PROFITS, BUSINESS OR GOODWILL ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS Article 13 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO THIRD PARTY CLAIMS.
Article 14, INDEMNIFICATION
14.1General Indemnification by Legend. [***].
14.2General Indemnification by JPI. [***].
14.3Other Indemnification Provisions. The Parties acknowledge that Sections 8.5, 11.3 and 11.5 of the Collaboration Agreement apply with respect to Product Produced pursuant to this Agreement.
Article 15, INSURANCE
15.1Insurance. Each Party will maintain, at its sole cost, reasonable insurance against liability and other risks associated with its activities contemplated by this Agreement, including statutory workers compensation, commercial general liability, product liability, and property insurance consistent with the normal and customary practices of companies of similar size, nature and scope. Upon written request, each Party will provide evidence of insurance in the form of a certificate of insurance. Each Party shall provide the other Party with [***] notice in the event of any insurance cancellation.
Article 16, RECALL OF PRODUCT
16.1Recall of Product. The Parties acknowledge that Section 5.2.7 and 5.3.8 of the Collaboration Agreement apply with respect to Product Produced pursuant to this Agreement. All references to Janssen in such provisions shall be deemed to be references to JPI. For the avoidance of doubt, expenses incurred by either Party in connection with a recall will be shared to the extent set forth in the Collaboration Agreement.
16.2[***]
Article 17, INTELLECTUAL PROPERTY
For the purposes of Article III and Article VIII of the Collaboration Agreement, the Parties acknowledge and agree that activities under this Agreement shall be deemed Manufacturing activities under the Collaboration Agreement as referenced in Section 8.1 of the Collaboration Agreement.
Article 18, CONFIDENTIAL INFORMATION, NONDISCLOSURE AND PUBLICITY
Each Party shall, and shall cause its personnel, including its personnel at the Facility, to comply with Applicable Law pertaining to data security and the data safeguard policies and procedures set forth in Exhibit G to the extent that either Party receives Manufacturing Information, and Applicable Law pertaining to privacy and the policies set forth in Exhibit H to the extent that either Party receives Manufacturing Personal Information. As used herein, “Manufacturing Personal Information” means Personal Information (as that term is defined in Exhibit H of this Agreement) of a data subject in the performance of this Agreement, and “Manufacturing Information” means (i) Manufacturing Personal Information, (ii) information the unavailability or manipulation of which risks an impact to performance under this Agreement, and (iii) intellectual property or trade secrets of one Party while in the possession, custody or control of the other Party. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement will be construed to waive either Party’s rights or licenses to or under Collaboration Intellectual Property, Janssen Intellectual Property or Legend Intellectual Property, as applicable under the Collaboration Agreement (including, for the avoidance of doubt, to the extent related to the Excluded Activities).
Article 19, NOTICES
All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and deemed given if delivered personally or sent by overnight courier to the Parties hereto, in each case with a copy sent via electronic mail (if an electronic mail address of the Party to whom the relevant communication is being made has been designated pursuant hereto and remains a working electronic mail address), at the following addresses (or at such other addresses as shall be specified by like notice):
If to Legend:
[***]
[***]
[***]
[***]
with a copy to:
[***]
[***]
[***]
[***]
with a copy to:
[***]
[***]
[***]
[***]
If to JPI:
[***]
[***]
[***]
[***]
with a copy to:
[***]
[***]
[***]
[***]

All such notices, requests, demands, waivers and other communications shall be deemed to have been received, if by personal delivery or overnight courier, on the day delivered; provided, in each case that a copy is also sent by electronic mail.
Article 20, DISPUTE RESOLUTION
The Parties acknowledge and agree that any dispute that arises out of or in relation to or in connection with this Agreement is a dispute that “relates to” the Collaboration Agreement as addressed in Section 13.1(i) of the Collaboration Agreement and the other applicable terms of Article XIII thereof.
Article 21, MISCELLANEOUS
Sections 14.1, 14.3, 14.6, 14.7, 14.9 (except the reference to Section 7.8.1), 14.10, 14.11, 14.13, and 14.14 and the first two sentences of Section 14.5 of the Collaboration Agreement and all definitions used therein are hereby incorporated herein and made a part hereof, mutatis mutandis. For clarity, this Agreement shall not be assignable to a third party by either Party without the written consent of the other Party unless such third party is also the assignee of the Collaboration Agreement. Any decision, determination, resolution or approval of a Committee under this Agreement shall be deemed a Committee Matter for the applicable Committee under the Collaboration Agreement and shall be made in accordance with and subject to Section 2.8 of the Collaboration Agreement. [***]. In the event of a conflict between this Agreement and the Manufacturing Plan, the terms of this Agreement shall govern, provided that in the event of a conflict between Exhibit E and the Manufacturing Plan, the terms of the Manufacturing Plan shall govern. This Agreement, together with the other written agreements between the Parties referenced herein, constitutes the complete agreement between the Parties with respect to the subject matter hereof and, commencing on the Effective Date, supersedes the Interim PSA, which shall immediately terminate as of the Effective Date, without any further action by either Party. Any purchase orders placed under the Interim PSA shall be considered Purchase Orders hereunder and the last Product Rolling Forecast under the Interim PSA shall be considered the first Product Rolling Forecast hereunder. For clarity, nothing in this Agreement shall constitute a waiver of either Party’s rights or remedies, or a limitation of either Party’s obligations, in each case, under the Collaboration Agreement.
Article 22, [***]
22.1[***]
22.1.1[***]
22.1.2[***]

[Signature Page Follows.]

IN WITNESS WHEREOF, each Party has caused this Component and Product Supply Agreement to be signed by its duly authorized representative as of the Agreement Date written above.

LEGEND BIOTECH USA INC.	JANSSEN PHARMACEUTICALS, INC.

[***]	[***]
[***]	[***]
[***]	[***]

EXHIBIT A
[***]

324357729 v2

EXHIBIT B-1
[***]

324357729 v2

EXHIBIT B-2
Product Quality Agreement
[***]

324357729 v2

EXHIBIT B-3
Raritan Services Agreement
[***]

324357729 v2

EXHIBIT C
Remediation of Unmet PSA Performance Metrics
[***]

324357729 v2

EXHIBIT D
Components, Directed Suppliers, and BoM(s) for Clinical and Commercial Manufacturing
[***]

324357729 v2

EXHIBIT E
FACILITY PERSONNEL
[***]

324357729 v2

EXHIBIT F
POLICY ON WOOD PALLETS
[***]

324357729 v2

Confidential

EXHIBIT G
DATA SAFEGUARDS
[***]

324357729 v2

Confidential

EXHIBIT G-1
Exclusions to Data Safeguards
[***]

324357729 v2

Confidential

Attachment 1

Johnson & Johnson
Supplier Information Security Requirements (SISR)
[***]

324357729 v2

EXHIBIT H
PROTECTION OF PERSONAL INFORMATION
[***]

324357729 v2

EXHIBIT I
BOVINE SPONGIFORM ENCEPHALOPATHY POLICY
[***]

1

324357729 v2

EXHIBIT J
LENTIVIRUS SPECIFICATIONS

[***]

2

324357729 v2

EXHIBIT K
UNPROCESSED CELLS SPECIFICATIONS

[***]

EXHIBIT 1
TRANSITION REQUIREMENTS
[***]

EXHIBIT 2.2
MAINTENANCE AND SERVICES ACTIVITIES
[***]

EXHIBIT 3.3
Lentivirus Information
[***]

EXHIBIT 3.8
[Intentionally left blank as of the Agreement Date.]

EXHIBIT 3.11
JPI SUPPLIED INPUTS TRANSFER MECHANISMS

[***]

EXHIBIT 7.1
LENTIVIRUS LAB COA REPORT

[***]

EXHIBIT 7.3
BACKSTOPPING PROCESS

[***]

EXHIBIT 12.8.1
Existing IT Systems
[***]